Exhibit 99.1

PRESS RELEASE

Tranzyme Pharma Announces First Quarter 2013 Financial Results

RESEARCH TRIANGLE PARK, N.C. (May 9, 2013) - Tranzyme Pharma (NASDAQ: TZYM) (“Tranzyme”), a biopharmaceutical company focused on discovering, developing and commercializing novel, mechanism-based therapeutics, today announced its financial results for the first quarter ended March 31, 2013.

Select First Quarter 2013 Financial Results
Total revenue for the first quarter of 2013 was $0.6 million compared to $2.6 million in the same period last year. The decrease in revenue was primarily due to completion of the amortization of deferred revenue from the upfront licensing fee received from our collaboration with Norgine B.V. Research and development expenses were $1.9 million in the first quarter 2013 as compared to $8.1 million for the same period in 2012. The decrease was primarily due to a reduction in Phase 3 clinical trial expenses for ulimorelin and our Phase 2b trial activities for TZP-102. General and administrative expenses were $2.1 million in the first quarter of 2013 versus $1.9 million in the same period last year, reflecting increased expenses relating to legal fees for our evaluation of strategic alternatives. The Company reported a consolidated net loss of $3.4 million for the three months ended March 31, 2013 as compared to a net loss of $8.4 million in the same period of 2012.

Recent Developments
In April 2013, Tranzyme and Ocera Therapeutics, Inc. (“Ocera”) announced they have entered into a definitive agreement under which Ocera will merge with a subsidiary of Tranzyme in an all-stock transaction. The merger is expected to create a NASDAQ-listed company focused on the development of novel therapeutics for patients with acute and chronic decompensated liver disease, an area of high unmet medical need. Upon closing, the company will be named “Ocera Therapeutics, Inc.” The merger is expected to close in the third quarter of 2013, subject to approval by a majority of Tranzyme stockholders, review by the Securities and Exchange Commission and customary closing conditions as detailed in the merger agreement.

About Tranzyme Pharma
Tranzyme Pharma is a biopharmaceutical company focused on discovering, developing and commercializing novel, mechanism-based therapeutics. All of Tranzyme's drug discovery activities are based on its proprietary small molecule macrocyclic template chemistry (MATCH™) technology, which has also been successfully used to generate drug candidates in partnership with other pharmaceutical companies. MATCH enables the rapid construct of synthetic libraries of drug-like, macrocyclic compounds in a predictable and efficient manner. By leveraging MATCH, Tranzyme is committed to pursuing first-in-class medicines to address areas of significant unmet medical need and continues to pursue funded drug discovery partnerships. Additional information on Tranzyme can be found at www.tranzyme.com.

About Ocera Therapeutics
Ocera Therapeutics, based in San Diego, California, is a privately held biopharmaceutical company focused on the development and commercialization of proprietary compounds to treat acute and chronic liver diseases. Ocera's lead drug candidate OCR-002 (ornithine phenylacetate) is an ammonia scavenger designed to treat hyperammonemia and associated hepatic encephalopathy in patients with liver cirrhosis, acute liver failure and acute liver injury. OCR-002, through its dual mechanism of action, directly lowers circulating blood levels of ammonia by enabling alternate metabolic pathways in the muscle and kidney in patients with decompensated liver cirrhosis, and or liver failure from other causes. Planning is underway to initiate a Company-sponsored Phase 2b, randomized, double-blind, placebo-controlled, efficacy study of OCR-002 as a treatment for acute hepatic encephalopathy in hospitalized patients with liver cirrhosis. Enrollment is expected to begin in late 2013. OCR-002 also is the subject of two ongoing, externally-sponsored, Phase 2a studies in patients. Data from these studies are expected in 2014.
In addition to OCR-002, Ocera has developed Zysa™ (AST-120) a spherical carbon adsorbent, for the treatment of irritable bowel syndrome. Ocera has raised over $60 million dollars in venture financing from funds including Domain Associates, Sofinnova Ventures, Thomas, McNerney & Partners, Greenspring Associates and InterWest Partners. Additional information on Ocera can be found at www.ocerainc.com.
Forward-Looking Statements
Certain statements in this communication regarding the proposed merger (including statements relating to satisfaction of the conditions to and consummation of the proposed merger) constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.
Risks and uncertainties for Tranzyme and Ocera and of the combined company include, but are not limited to: inability to complete the proposed merger and other contemplated transactions; liquidity and trading market for shares prior to and following the consummation of the proposed merger and proposed financing; costs and potential litigation associated with the proposed merger; failure or delay in obtaining required approvals by the SEC or any other governmental or quasi-governmental entity necessary to consummate the proposed merger, including our ability to file an effective proxy statement in connection with the proposed merger and other contemplated transactions, which may also result in unexpected additional transaction expenses and operating cash expenditures on the parties; inability or the delay in obtaining required regulatory approvals for product candidates, and/or which may result in unexpected cost expenditures; failure to issue Tranzyme common stock in the proposed merger and other contemplated transactions exempt from registration or qualification requirements under applicable state securities laws; the price of the financing transaction in connection with the proposed merger and contemplated transactions being materially lower than the current weighted average trading price of Tranzyme's common stock, or the aggregate amount of cash received from such financing transaction being less than anticipated; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; failure to realize any value of certain product candidates developed and being developed, including with respect to OCR-002, in light of inherent risks and difficulties involved in successfully bringing product candidates to market; inability to develop new product candidates and support existing products; the approval by the FDA and EMA and any other similar foreign regulatory authorities of other competing or superior products brought to market; risks resulting from unforeseen side effects; risk that the market for the combined company's products may not be as large as expected; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation;

inability to obtain and maintain commercial manufacturing arrangements with third party manufacturers or establish commercial scale manufacturing capabilities; loss of or diminished demand from one or more key customers or distributors; unexpected cost increases and pricing pressures; continuing or deepening economic recession and its negative impact on customers, vendors or suppliers; failure to obtain the necessary stockholder approvals or to satisfy other conditions to the closing of the proposed merger and the other contemplated transactions; a superior proposal being submitted to either party; uncertainties of cash flows and inability to meet working capital needs; cost reductions that may not result in anticipated level of cost savings or cost reductions prior to or after the consummation of the proposed merger; and risks associated with the possible failure to realize certain benefits of the proposed merger, including future financial, tax, accounting treatment, and operating results. Many of these factors that will determine actual results are beyond Tranzyme's, Ocera's, or the combined company's ability to control or predict.
Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC, and in other filings that Tranzyme makes and will make with the SEC in connection with the proposed merger and other contemplated transactions, including the proxy statement to be filed in connection with the proposed merger and other contemplated transactions. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Important Information and Where to Find It
Tranzyme and Ocera and certain of their directors and executive officers may become participants in the solicitation of proxies from Tranzyme stockholders in connection with the proposed merger and related transactions. Additional information regarding persons who may, under the rules of the Securities and Exchange Commission, be deemed to be participants in the solicitation of the Tranzyme stockholders in connection with the proposed merger, and who have interests, whether as security holders, directors or employees of Tranzyme or Ocera or otherwise, which may be different from those of Tranzyme stockholders generally, can be found in the Form 8-K filed by Tranzyme on April 24, 2013, and will otherwise be provided in the proxy statement and other materials to be filed with the Securities and Exchange Commission.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. A definitive proxy statement and a proxy card will be filed with the Securities and Exchange Commission and will be mailed to Tranzyme's stockholders seeking any required stockholder approvals in connection with the proposed transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TRANZYME MAY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Tranzyme with the SEC in connection with the proposed transactions at the Securities and Exchange Commission's website (http://www.sec.gov), at Tranzyme's website (http://ir.tranzyme.com), or by writing to the Secretary, Tranzyme, Inc. at 5001 South Miami Boulevard, Suite 300, Durham, North Carolina 27703.

Financial Tables Follow

Tranzyme, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2013	2012
Licensing and royalty revenue	$599	$1,443
Research revenue	—	1,165
Total revenue	599	2,608
Operating expenses:
Research and development	1,856	8,140
General and administrative	2,136	1,948
Total operating expenses	3,992	10,088
Operating loss	(3,393)	(7,480)
Interest expense, net	(2)	(432)
Other income (expense), net	2	(508)
Net income (loss)	$(3,393)	$(8,420)
Net loss per share-basic and diluted	$(0.12)	$(0.34)
Shares used to compute net loss per share-basic and diluted	27,600,437	24,601,447

Other comprehensive income (loss):
Net loss	$(3,393)	$(8,420)
Foreign currency translation adjustment	(40)	20
Comprehensive income (loss)	$(3,433)	$(8,400)

Tranzyme, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$10,812	$15,319
Accounts receivable, net	390	152
Investment tax credits receivable	731	746
Prepaid expenses and other assets	134	369
Total current assets	12,067	16,586
Investment tax credits receivable	101	—
Furniture, fixtures and equipment, net	841	942
Total assets	$13,009	$17,528
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$736	$1,678
Accrued liabilities	659	840
Current portion of deferred revenue	300	599
Total current liabilities	1,695	3,117
Other long-term liabilities	132	137
Total liabilities	1,827	3,254
Total stockholders' equity	11,182	14,274
Total liabilities and stockholders' equity	$13,009	$17,528

Inquiries:
Susan Sharpe
Director, Corporate Communications
(919) 328-1109
ssharpe@tranzyme.com